Exhibit 21.1

Subsidiaries of the Registrant

(as of June 30, 2024)

1-800-FLOWERS Retail Inc. (Delaware)

1-800-FLOWERS Service Support Center, Inc. (New York)

1-800-FLOWERS Team Services, Inc. (Delaware)

1-800-FLOWERS.COM Franchise Co., Inc. (Delaware)

1-800-Flowers.com DO Brasil Participacoes LTDA (Brazil)

1800Flowers.com Australia Pty LTD (Australia)

1873349 Ontario Inc. (Canada)

18F UK Holding Company Limited (United Kingdom)

18F Virginia, Inc. (Virginia)

800-Flowers, Inc. (New York)

Alice’s Table LLC (Delaware)

Bear Creek Orchards, Inc. (Delaware)

BloomNet, Inc. (Delaware)

Celebrations.com, LLC (Delaware)

Cheryl & Co. (Ohio)

CI Acquisition, LLC. (Delaware)

Conroy’s Inc. (California)

DesignPac Co., Inc. (Delaware)

DesignPac Gifts LLC (Illinois)

Floranet Iberia S.L. (Spain)

Flowerama of America, Inc. (Iowa)

FOL UK Holding Company Limited (United Kingdom)

Fresh Gift Cards, Inc. (Florida)

Goodsey.com, LLC (Delaware)

Great Foods, LLC (Delaware)

Guarded Realty Holdings, LLC (Delaware)

Harry & David Holdings, Inc. (Delaware)

Harry and David, LLC (Oregon)

Harry & David Operations, Inc. (Delaware)

MyFlorist.net, LLC (Delaware)

Napco Marketing Corp. (Delaware)

Plants.com, LLC (Delaware)

PersonalizationMall.com, LLC (Delaware)

Personalization Universe, LLC (Delaware)

Shari's Berries.com, LLC (Delaware)

The Popcorn Factory, Inc. (Delaware)

TR Acquisition, LLC (Delaware)

Vital Choice Seafood LLC (Delaware)